UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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NEWMARKET TECHNOLOGY, INC.
 (Name of Registrant as Specified In Charter)

Copies to:
Katherine Addleman, Esq.
Yuki Whitmire, Esq.
Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas  75219
Phone: (214) 651-5783
Fax: (214) 200-0860

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NEWMARKET TECHNOLOGY, INC.
 14860 Montfort Drive, Suite 210
Dallas, TX 75254
(972) 386-3372

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holder of more than a majority of the voting power of the stockholders of NewMarket Technology, Inc., a Nevada Corporation (the “Company”, “we”, “us”, or “our”), have approved the following action without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes:

The approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock of the Company, par value $0.001, from two billion (2,000,000,000) to twenty billion (20,000,000,000).

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors

/s/ Bruce Noller
Bruce Noller
President and CEO

September [_], 2011

PRELIMINARY COPY
Subject to Completion, Dated September 8, 2011

NEWMARKET TECHNOLOGY, INC.
 14860 Montfort Drive, Suite 210
Dallas, TX 75254
(972) 386-3372

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY AND  YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of the stockholders taken without a meeting of a proposal to approve the actions described in this information statement.  We expect to mail this information statement to our stockholders on or about September [_], 2011.

What action was taken by written consent?

On September 1, 2011, we received the consent of the holder of more than a majority of the voting power of our stockholders for the approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company, par value $0.001 (the “Common Stock”), from two billion (2,000,000,000) to twenty billion (20,000,000,000).  This action will become effective as of the filing of an amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada. We intend to file the amendment approximately (but not less than) 20 days after this information statement is mailed to stockholders.

How many shares of voting stock were outstanding on September 1, 2011?

On September 1, 2011, there were 1,996,054,699 shares of Common Stock and 500 shares of the Company's Series K Preferred Super Majority Voting Stock (“Series K Preferred Stock”) outstanding.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this information statement?

We obtained the approval of the holder of the 500 shares of the Series K Preferred Stock.  The Series K Preferred Stock votes with the Common Stock and owned 51% of the voting power of the Company’s stockholders at September 1, 2011.  All outstanding shares of the Series K Preferred Stock are held by ES Horizons, Inc.  Philip Verges, our Chairman of the Board of Directors, owns 99% of ES Horizons, Inc.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM TWO BILLION (2,000,000,000) TO TWENTY BILLION (20,000,000,000).

Our Board of Directors and the holder of a majority of the voting power of our stockholders have approved an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from two billion (2,000,000,000) to twenty billion (20,000,000,000).

Reasons for the Increase in Authorized Shares

The Board of Directors determined that it was in the best interest of the Company and its stockholders to increase the number of authorized shares of Common Stock from two billion (2,000,000,000) to twenty billion (20,000,000,000).  At September 1, 2011, the Company had 1,996,054,699 shares of its Common Stock issued and outstanding.  In addition, at September 1, 2011, the Company had outstanding 1,620 shares of Series J Convertible Preferred Stock (“Series J Preferred Stock”) and several convertible promissory notes in total principal amount of $1,101,220, each of which is convertible into shares of its Common Stock.  The number of shares of Common Stock issuable upon conversion of the Series J Preferred Stock and the convertible promissory notes is based on the price of the Common Stock on the date of conversion, which is subject to change.  At September 1, 2011, the Series J Preferred Stock was convertible into 4,050,000,000 shares of Common Stock, and the convertible promissory notes were convertible into 498,215,251 shares of Common Stock.  The Company currently does not have enough shares in its authorized capital to cover the conversion of all of the outstanding Series J Preferred Stock and convertible promissory notes.  The increase in authorized Common Stock is necessary to allow the Company to reserve adequate shares of Common Stock that are issuable upon conversion of the Series J Preferred Stock and convertible promissory notes.

In addition, the increase in authorized Common Stock will provide the Company with the flexibility to pursue a variety of business and financial objectives.  For example, the Company may consider the sale of common stock or preferred stock, or incur additional indebtedness, in order to raise additional capital.  Further, the Company continues to evaluate the various components of its portfolio of businesses and may, as a result, explore acquisitions and other business opportunities to expand or strengthen its business, some of which could involve the issuance of additional shares from time to time and/or the incurrence of additional indebtedness in order to consummate such transactions.  Although the Company may explore possible capital raises, acquisition transactions and business opportunities, as of the date of this information statement, the Company does not have any definitive plans or arrangements to enter into such transactions.  Finally, the Company may issue additional shares from time to time to its consultants, directors or employees as compensation for services performed for the Company.

Certain Effects of an Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. The amendment to our Articles of Incorporation will not alter the current number of issued shares or change the relative rights and limitations of the shares of Common Stock. However, because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the Common Stock.

We could also use the additional shares of Common Stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the amendment has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), an increase in authorized Common Stock could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company’s stockholders might otherwise receive a premium for their shares over then current market prices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 1, 2011, certain information regarding beneficial ownership of our equity securities held by each person known by us to own beneficially more than 5% of any class of our voting securities, each of our directors, each of our named executive officers and all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes, each person or entity listed in the following table has sole voting power and investment power over the Common Stock listed as beneficially owned by that person or entity. Unless otherwise stated, the business address of each person listed is c/o NewMarket Technology, Inc., 14860 Montfort Drive, Suite 201, Dallas, Texas 75254.

Name of Beneficial Owner	Number of Shares of Common Stock	% of Common Stock Issued and Outstanding (1)	Number of Shares of Series K Preferred Stock	% of Series K Preferred Stock Issued and Outstanding (2)	% of All Voting Shares (2)

Philip Verges (3) (4)	5,570	*	500	100%	51.0%
James Mandel		-	-	-	-
Bruce Noller	-	-	-	-	-
Philip J. Rauch	-	-	-	-	-

All executive officers and directors as a group (4 persons)	5,570	*	500	100%	51.0%

ES Horizons, Inc. (4) 14860 Montfort Drive, Suite 210 Dallas, Texas 75254	-	-	500	100%	51.0%

*	Less than 1% of the outstanding Common Stock.

(1)	Based on 1,996,054,699 shares of Common Stock issued and outstanding on September 1, 2011.

(2)
Based on 500 shares of Series K Preferred Stock issued and outstanding on September 1, 2011.  Series K Preferred Stock are deemed to be the equivalent of 51% of all shares of Common Stock represented at and entitled to vote at any stockholder meeting of the Company.

(3)
Includes 5,570 shares of Common Stock held by VergeTech, Inc.  Mr. Verges, as the sole director and officer and the majority stockholder of VergeTech, Inc., is deemed to be the beneficial owner of these shares.

(4)	Mr. Verges owns 99% of ES Horizons, Inc. and as such has the ability to vote the 500 shares of the Series K Preferred Stock held by ES Horizons, Inc.

DISSENTERS’ RIGHTS OF APPRAISAL

The Nevada Revised Statutes does not provide for dissenters’ rights in connection with any of the actions described in this information statement, and we will not provide stockholders with any such right independently.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

One information statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the information statement at a shared address to which a single copy of the information statement was delivered. Requests for additional copies of the information statement, and requests that in the future separate information statements be sent to stockholders who share an address, should be directed to the Company at 14860 Montfort Drive, Suite 210, Dallas, Texas 75254, or at telephone number (972) 386-3372. In addition, stockholders who share a single address but receive multiple copies of the information statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

ADDITIONAL INFORMATION AVAILABLE

The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act the Company files periodic reports, documents and other information with the Securities and Exchange Commission relating to its business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

By Order of the Board of Directors

/s/ Bruce Noller
Bruce Noller
President and CEO

September [_], 2011

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